UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Paragon Drive, Montvale, NJ 07645
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share	BCPC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Balchem Corporation (the “Company”) approved the adoption of the Balchem Corporation Executive Severance Policy (the “Policy”).  Eligible participants in this Policy (“Participants”) are those employees who are designated by the Board as executive officers for purposes of the Securities Exchange Act of 1934, as amended.  Pursuant to the Policy, in the event the Company or its subsidiaries terminates the employment of a Participant without Cause outside of a Change in Control Period (such terms as defined in the Policy) and such Participant has been employed by the Company for at least one year prior to such termination, then (1) such Participant is entitled to receive cash severance in an amount equal to the sum of a specified multiple of such Participant’s base salary plus a specified multiple of such Participant’s target annual bonus opportunity and COBRA coverage at the Company’s expense for the length of the severance period set forth in the Policy (or earlier if benefits are provided by a new employer); and (2) such Participant’s outstanding equity awards will be treated in accordance with the relevant equity award agreement.  Further, subject to the terms and conditions of the Policy, in the event a Participant incurs an Involuntary Termination within a Change in Control Period (such terms as defined in the Policy), then (1) such Participant is entitled to receive cash severance in an amount equal to the sum of a specified multiple of such Participant’s base salary plus a specified multiple of such Participant’s target annual bonus opportunity and COBRA coverage at the Company’s expense for the length of the severance period set forth in the Policy (or earlier if benefits are provided by a new employer); and (2) the vesting of such Participant’s time-based equity awards will immediately accelerate in full, with performance deemed achieved at target levels.

The foregoing description is qualified in its entirety by reference to the full text of the Policy, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Further, on February 12, 2025, the Committee approved that, subject to the terms and conditions of the Company’s existing non-qualified deferred compensation plan (“Deferred Comp Plan”), to the extent any of the executive officers of the Company elects to make contributions of a portion of their base salary to the Deferred Comp Plan, the Company will match such contributions in full up to 6% of each such officer’s base salary, which is consistent with the Company’s percentage match under its 401(k) plan.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Balchem Corporation Executive Severance Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

	By:	/s/ Hatsuki Miyata
Hatsuki Miyata
Executive Vice President, Chief Legal Officer and Secretary

Date: February 14, 2025